Exhibit 4.2

SIGNET UK FINANCE PLC,

as Issuer

AND

THE GUARANTORS PARTY HERETO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 19, 2014

$400,000,000 of 4.700% Senior Notes due 2024

THIS FIRST SUPPLEMENTAL INDENTURE is dated as of May 19, 2014 among SIGNET UK FINANCE PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), the Guarantors party hereto (the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

A. The Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of May 19, 2014 (the “Base Indenture”, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities (the “Securities”) evidencing its unsecured indebtedness and for the issuance of guarantees of the Securities.

B. Pursuant to a Board Resolution, the Company has authorized the issuance of the $400,000,000 of 4.700% Senior Notes due 2024 (the “Offered Securities”).

C. The Guarantors will guarantee the Offered Securities being issued pursuant to this First Supplemental Indenture and the terms set forth in Article XV of the Base Indenture.

D. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

E. The Company and the Guarantors desire to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

F. All things necessary to make this First Supplemental Indenture a valid indenture and to make the Offered Securities, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a series of Securities having the title “4.700% Senior Notes due 2024”.

(2) The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03 of the Base Indenture) is $400,000,000 (the “Initial Offered Securities”).

The Company may, without the consent of the Holders of the Offered Securities, issue Additional Offered Securities (as defined below) having the same terms as, and ranking equally and ratably with, the Offered Securities in all respects (other than with respect to the date of issuance, public offering price and amount of interest payable on the first payment date applicable thereto); provided that if the Additional Offered Securities are not fungible with the Offered Securities for U.S. federal income tax purposes, the Additional Offered Securities will have a separate CUSIP number. Such Additional Offered Securities may be consolidated and form a single series with, and shall have the same terms as to ranking, redemption, waivers, amendments and otherwise as, the Offered Securities, and shall vote together as one class on all matters with respect to the Offered Securities.

(3) The entire outstanding principal of the Offered Securities shall be payable on June 15, 2024.

(4) The rate at which Offered Securities shall bear interest shall be 4.700% per year (the “Interest Rate”). The date from which interest shall accrue on the Offered Securities shall be May 19, 2014, or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates for the Offered Securities shall be June 15 and December 15 of each year, beginning December 15, 2014. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on June 1 and December 1, as the case may be, immediately preceding the relevant Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. Principal of and premium, if any, and interest on the Offered Securities shall be payable, and the Offered Securities may be exchanged or transferred, at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture and, for so long as the Offered Securities are listed on the Luxembourg Stock Exchange at Deutsche Bank Luxembourg S.A., WM Operations Luxembourg, 2, Boulevard Konrad Adenauer, 1115 Luxembourg, Luxembourg. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Offered Securities pursuant to Section 4.01 of the Base Indenture.

(5) The Offered Securities shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A the terms of which are herein incorporated by reference. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The Offered Securities shall be issued as Unrestricted Securities.

(6) The Offered Securities will be subject to redemption at the option of the Company on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) in accordance with Article III of the Base Indenture and otherwise subject to the provisions set forth herein.

If the Company elects to redeem the Offered Securities prior to March 15, 2024, the redemption price shall be equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date: (i) 100% of the aggregate principal amount of the Offered Securities to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest on the Offered Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.350% (35 basis points).

On or after March 15, 2024, the Company may redeem the Offered Securities in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.

As used herein:

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Offered Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average as determined by the Company of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(7) The Offered Securities will not have the benefit of any sinking fund.

(8) Payment of the principal of, premium, if any, and interest on, the Offered Securities shall be payable in U.S. dollars.

(9) Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(10) The Offered Securities will be senior unsecured and unsubordinated obligations of the Company and will rank equally among themselves with all other existing and future unsecured and unsubordinated debt obligations of the Company.

(11) The Offered Securities are not convertible into shares of common stock or other securities of the Company.

(12) Parent or any of its Subsidiaries, including the Company, may at any time and from time to time purchase the Offered Securities in the open market or otherwise.

(13) The additional restrictive covenants and Event of Default set forth in Sections 1.4 and 1.5 shall be applicable to the Offered Securities.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Additional Offered Securities” means additional Offered Securities (other than the Initial Offered Securities) issued under an indenture supplemental to the Base Indenture in accordance with Section 1.1 hereof, as part of the same series as the Initial Offered Securities.

“Attributable Debt”, means, with respect to any sale and leaseback transaction, at the time of determination by the Company, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Change of Control” means:

(1) any “person” or “group” of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent (including, without limitation, through a merger or consolidation);

(2) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent or the merger of any Person with or into a Subsidiary of Parent (including, without limitation, the Company), unless the Holders of a majority of the aggregate voting power of the Voting Stock of Parent, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than to a Wholly-Owned Subsidiary of Parent);

(4) the adoption by the stockholders of Parent or the Company of a plan or proposal for the liquidation or dissolution of Parent or the Company; or

(5) Parent ceases to own, directly or indirectly, 100% of all outstanding Equity Interests in the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Consolidated Total Assets” means, as of the date of determination thereof, the aggregate amount of assets (less applicable reserves) as set forth on the most recent consolidated balance sheet of Parent and computed in accordance with GAAP applied on a consistent basis.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by Parent.

“Merger Agreement” means the agreement and plan of merger entered into on February 19, 2014 among Parent, Carat Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, and Zale.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Non-Guarantor Subsidiary” means any Subsidiary of Parent that is not a Guarantor.

“Offered Securities” means the Initial Offered Securities and any Additional Offered Securities that may be issued under an indenture supplemental to the Base Indenture; provided that if the Additional Offered Securities are not fungible with the Offered Securities for U.S. federal income tax purposes, the Additional Offered Securities will have a separate CUSIP number.

“Qualified Receivables Transaction” means any financing transaction of the Receivables or any other receivables by Parent or any of its Subsidiaries which is intended to take effect as a financing by means of securitization or other type of structured or secured financing.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the control of Parent, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by Parent as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Offered Securities has decreased by one or more gradations, gradations within Rating Categories (+ and—for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of, (1) a Change of Control or (2) public notice of the occurrence of a Change of Control or of the intention by Parent to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after, the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by Parent to effect a Change of Control (which period shall be extended so long as the rating of the Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Offered Securities are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the

Offered Securities shall be reduced so that the Offered Securities are rated below Investment Grade by both Rating Agencies, or (b) in the event the Offered Securities (i) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency or (ii) below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Offered Securities by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) and the Offered Securities are rated below investment grade by both Rating Agencies. Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Receivables” means receivables under credit card accounts for Parent or any of its Subsidiaries.

“Senior Credit Facility” means the Amended and Restated Credit Agreement, to be entered into on or prior to the consummation of the Zale Acquisition, among Signet Group Limited, Signet Group Treasury Services Inc. and Sterling Jewelers Inc. as borrowers, Parent, as a guarantor, the additional borrowers from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties from time to time party thereto, together with the related documents thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including any credit agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including any increase in the amount of available borrowings thereunder), whether by the same or any other agent, lender or group of lenders, and any successor credit agreement (whether by renewal, replacement, refinancing or otherwise, whether or not consecutively) that, with respect to any such amendment, replacement or successor facility, Parent in good faith designates to be the principal credit agreement or credit agreements.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Voting Stock” of any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Zale” means Zale Corporation, a Delaware corporation.

“Zale Acquisition” means the proposed acquisition of Zale pursuant to the Merger Agreement pursuant to which, subject to the satisfaction or waiver of certain conditions, Carat Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, will merge with and into Zale, and Zale will become an indirect, wholly owned subsidiary of Parent.

Section 1.3 Guarantees.

(1) The Offered Securities shall have the benefit of Guarantees by each of the Guarantors, on the terms set forth in Article XV of the Base Indenture, until such Guarantor is released as a Guarantor in accordance with clause (3) below. Each Guarantor hereby confirms its Guarantee of the Offered Securities and confirms the applicability of the provisions of the Base Indenture to such Guarantor with respect to the Offered Securities.

(2) Parent shall cause each of its Subsidiaries that becomes a guarantor or borrower under the Senior Credit Facility at any time after the date hereof, within 20 days of becoming such a guarantor or borrower, to execute and deliver to the Trustee a supplemental indenture to the Base Indenture pursuant to which such Subsidiary will fully and unconditionally, and jointly and severally with each other Guarantor, guarantee the full and prompt payment of the principal of, premium, if any, and interest in respect of the Offered Securities on a senior unsecured basis and all other Obligations under the Indenture with respect to the Offered Securities.

(3) Each Guarantee of the Offered Securities shall be automatically and unconditionally released and discharged upon:

(a) in the case of a Subsidiary Guarantor, any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of capital stock or other interests of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Subsidiary of Parent, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of the Indenture (including Section 10.02 of the Base Indenture); provided that all guarantees and other Obligations of such Subsidiary Guarantor in respect of all other Indebtedness under the Senior Credit Facility terminate upon consummation of such transaction;

(b) upon the sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor, which sale or disposition is made in compliance with the provisions of the Indenture (including Section 10.02 of the Base Indenture); provided that all guarantees and other Obligations of such Subsidiary Guarantor in respect of all other Indebtedness under the Senior Credit Facility terminate upon consummation of such transaction;

(c) the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness or its Obligations under the Senior Credit Facility (including, by reason of the termination of the Senior Credit Facility), except a release or discharge by or as a result of payment under such guarantee;

(d) the Company’s exercise of its legal defeasance option or covenant defeasance option in accordance with Section 11.03 of the Base Indenture or the discharge of the Company’s Obligations under the Indenture in accordance with the terms of the Indenture; or

(e) in the case of Parent, the Company ceases for any reason to be a Subsidiary of Parent; provided that all guarantees and other Obligations of Parent in respect of all other Indebtedness under the Senior Credit Facility terminate upon the Company ceasing to be a Subsidiary.

In addition, at the Company’s option, and not automatically, Parent shall be released under its Guarantee of the Offered Securities if it is released from its guarantee of the Senior Credit Facility in the same manner as specified in clause (c) above.

In the event that any released Guarantor (in the case of clause (c) above or the immediately preceding paragraph) thereafter borrows money or guarantees Indebtedness under the Senior Credit Facility, such former Guarantor shall again provide a Guarantee of the Offered Securities.

Section 1.4 Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in Section 11.03 of the Base Indenture):

(1) Limitation on Liens.

Parent will not directly or indirectly incur, and will not permit the Company or any other Guarantor to directly or indirectly incur, any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon any property or assets, including capital stock of their respective Subsidiaries, of Parent, the Company or any other Guarantor (whether such property or assets are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Offered Securities are equally and ratably secured with or, at the option of Parent, prior to, such secured Indebtedness; provided, however, the foregoing restriction shall not apply to:

(a) Liens on property or assets of a Person existing (i) at the time such Person is merged into or consolidated with Parent, the Company or any other Guarantor, (ii) at the time such Person becomes a Subsidiary of Parent, or (iii) at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to Parent, the Company or any other Guarantor; provided, that such Lien was not incurred in anticipation of such merger, consolidation, or sale, lease, other disposition or other such transaction; provided, further, that such Liens may not extend to any other property owned by Parent, the Company or any other Guarantor;

(b) Liens on property or assets existing at the time of acquisition by Parent, the Company or any other Guarantor of such property or assets (which may include property leased by Parent or any of its Subsidiaries, and leasehold interests on such property, provided, that the lease terminates prior to or upon the acquisition); provided, that such Liens may not extend to any other property owned by Parent, the Company or any other Guarantor;

(c) Liens on property or assets to secure any Indebtedness (including capital leases) for borrowed money incurred to finance the purchase price or cost of development or construction of such property or assets, or additions, repairs, alterations or improvements to such property; provided, that such Liens are incurred within 24 months of the latest of the acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

(d) Liens securing Indebtedness of Parent, the Company or any other Guarantor owing to Parent or any of its Subsidiaries;

(e) Liens existing on the date hereof;

(f) Liens securing the Offered Securities (including any Additional Offered Securities);

(g) Liens securing letters of credit issued under the Senior Credit Facility;

(h) Liens on the Receivables or any other receivables of the Company or any Guarantor in connection with a Qualified Receivables Transaction;

(i) Liens imposed by law, such as carriers’, warehousemen’s, mechanic’s, repairmen’s and other similar Liens, in each case for sums not yet overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(j) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; provided, that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(k) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(l) Liens incurred or deposits made by Parent, the Company and any other Guarantor in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws or regulations and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations (including obligations in respect of letters of credit or bank guarantees for the benefit of) of insurance carriers providing property, casualty or liability insurance to the Parent, the Company or any other Guarantor;

(m) deposits to secure the performance of tenders, statutory obligations, bids, trade or government contracts, leases, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations, including those to secure health, safety and environmental obligations (exclusive, in each case, of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;

(n) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(o) ground leases in respect of real property on which facilities owned or leased by the Parent, the Company or any other Guarantor are located;

(p) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent, the Company or any other Guarantor in the ordinary course of business;

(r) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(s) Liens securing the financing of insurance premiums payable on insurance policies; provided, that, such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;

(t) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real property; or

(u) any extensions, renewals or replacements of any Lien referred to in clauses (a) through (t) without increase of the principal of the Indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (a) through (u) shall not extend to or cover any property of Parent, the Company or any other Guarantor, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, Parent, the Company and the other Guarantors will be permitted to incur Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions without equally and ratably securing the Offered Securities, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (a) through (u) above), together with all Attributable Debt outstanding pursuant to the second paragraph of Section 1.4(2) below, does not exceed 10% of the Consolidated Total Assets of Parent calculated as of the date of the creation or incurrence of the Lien.

(2) Limitation on Sale and Leaseback Transactions.

Subject to the provisions set forth below, Parent will not, directly or indirectly, and will not permit the Company or any other Guarantor to, directly or indirectly, enter into any sale and leaseback transaction for the sale and leasing back of any property, whether now owned or hereafter acquired.

Notwithstanding the restrictions set forth in the preceding paragraph, Parent, the Company and the other Guarantors may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the second paragraph of Section 1.4(1), does not exceed 10% of the Consolidated Total Assets of Parent calculated as of the closing date of the sale and leaseback transaction.

The foregoing restrictions will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction, any sale and leaseback transaction if:

(a) such transaction was entered into prior to the date hereof;

(b) the lease is for a period, including renewal rights, of not in excess of three years;

(c) such transaction was for the sale and leasing back to Parent or any of its Subsidiaries of any property by Parent, the Company or any other Guarantor;

(d) Parent, the Company or such other Guarantor would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Offered Securities pursuant to the first paragraph of Section 1.4(1);

(e) such sale and leaseback transaction is entered into within 270 days after the later of the acquisition or completion of construction, in whole but not in part, of such property; or

(f) Parent applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in its business or to the retirement of the Offered Securities or any long-term Indebtedness of the Company or any Guarantor that ranks senior or equal to the Offered Securities (other than Indebtedness owed or held by Parent or any of its Subsidiaries) within 365 days before or after the effective date of any such sale and leaseback transaction.

(3) Special Mandatory Redemption.

(a) If the Zale Acquisition is not consummated, or the Merger Agreement is terminated, in each case, on or prior to February 19, 2015 (each, a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the Offered Securities then outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of a special mandatory redemption will be mailed (or otherwise delivered to Holders in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the Trustee and each Holder of the Offered Securities at its registered address and will otherwise comply with Section 3.02 of the Base Indenture to the extent applicable; provided that the notice periods set forth in Section 3.02 of the Base Indenture shall not apply. In the event that the Company has insufficient funds to redeem all of the Offered Securities then outstanding on the Special Mandatory Redemption Date, either Parent or SGL shall, on behalf of the Company, redeem all such Offered Securities in accordance with this Section 1.4(3).

(b) As used herein:

“Special Mandatory Redemption Date” means the earlier to occur of (1) March 19, 2015 if the Zale Acquisition has not been consummated on or prior to 5:00 p.m., New York City time, on February 19, 2015; or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement for any reason.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Offered Securities then outstanding, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date.

(4) Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Offered Securities pursuant to Section 1.1(6) hereof, Section 1.4(3) hereof or Section 14.01 of the Base Indenture, the Company shall make an offer to each Holder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of such Holder’s Offered Securities pursuant to Section 1.4(4)(b) hereof

(the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Offered Securities repurchased plus any accrued and unpaid interest on the Offered Securities repurchased to, but not including, the date of repurchase.

(b) Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail (or otherwise deliver to Holders in accordance with the procedures of DTC) a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall describe the transaction or transactions that constitute or may constitute the Change of Control and shall state:

(A) that the Change of Control Offer is being made pursuant to this Section 1.4(4) of this First Supplemental Indenture;

(B) that the Company is offering to repurchase all of the outstanding principal amount of Offered Securities, the purchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise delivered or, if the notice is mailed or otherwise delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Repurchase Event occurs (the “Change of Control Payment Date”), the Company shall repurchase the Offered Securities validly tendered and not withdrawn pursuant to this Section 1.4(4);

(C) if mailed or otherwise delivered prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date;

(D) that any Offered Security not tendered or accepted for payment shall continue to accrue interest;

(E) that, unless the Company defaults in making such payment, Offered Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(F) that Holders electing to have an Offered Security purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Offered Security purchased;

(G) that Holders of Offered Securities electing to have Offered Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Offered Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Offered Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer the Offered Security by book-entry transfer, to the paying agent at the address specified in the notice prior to the Change of Control Payment Date;

(H) that Holders shall be entitled to withdraw their election if the paying agent receives, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Offered Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Offered Security purchased;

(I) that Holders whose Offered Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); provided that such portion of the Offered Security not so purchased must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(J) the CUSIP number, if any, printed on the Offered Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Offered Securities.

(c) On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(A) accept for payment all the Offered Securities or portions of the Offered Securities properly tendered pursuant to its Change of Control Offer;

(B) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Offered Securities or portions of the Offered Securities properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Offered Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Offered Securities being purchased by the Company.

(d) The paying agent will promptly mail or otherwise deliver to each Holder of Offered Securities properly tendered the purchase price for the Offered Securities, and the Trustee will promptly authenticate after receipt of an authentication order and mail (or cause to be transferred by book-entry) to each Holder a new Offered Security equal in principal amount to any unpurchased portion of any Offered Security surrendered.

(e) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Offered Securities properly tendered and not withdrawn under its offer.

(f) Offered Securities repurchased by the Company pursuant to a Change of Control Repurchase Event shall have the status of Offered Securities issued but not Outstanding or shall be retired and canceled at the option of the Company. Offered Securities purchased by a third party pursuant to Section 1.4(4)(e) will have the status of Offered Securities issued and Outstanding.

(g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Offered Securities pursuant to a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.4(4), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4(4) by virtue of such conflict.

(h) Notwithstanding anything herein or in the Base Indenture to the contrary, from and after the time a Change of Control Offer is required to have been made pursuant to this Section 1.4(4) and until the Company repurchases all Offered Securities or portions of Offered Securities properly tendered in accordance therewith, no amendment, modification or waiver or supplemental indenture shall be entered into pursuant to Article IX of the Base Indenture which shall have the effect of reducing any premium, if any, payable on the redemption or required repurchase of any Offered Security or changing the date on which any Offered Securities may be required to be repurchased, in each case without the consent of the Holder of each Outstanding Offered Security affected thereby.

Section 1.5 Additional Event of Default.

The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

“(9) a failure by the Company to (a) redeem all Outstanding Offered Securities following the occurrence of a Special Mandatory Redemption Event in conformity with Section 1.4(3) of the First Supplemental Indenture or (b) repurchase Offered Securities tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 1.4(4) of the First Supplemental Indenture.”

This Event of Default shall no longer apply to the Offered Securities upon the Company’s exercise of its covenant defeasance option in accordance with Section 11.03 of the Base Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument; provided that the provisions of this First Supplemental Indenture and any such indentures supplemental thereto apply solely with respect to the Offered Securities.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4 Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

Section 2.8 Judgment Currency.

The Company and each of the Guarantors, jointly and severally, agree to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

SIGNET UK FINANCE PLC, as Issuer

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
	Title:	Director

SIGNET GROUP LIMITED, as a Guarantor

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
	Title:	Director

SIGNET JEWELERS LIMITED, as a Guarantor

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
	Title:	Chief Financial Officer

SIGNET GROUP TREASURY SERVICES INC., as a Guarantor

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
	Title:	Vice President

SIGNET GROUP SERVICES US INC., as a Guarantor

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
	Title:	President

SIGNET US FINANCE LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

[Signature Page to First Supplemental Indenture]

SIGNET TRADING LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

H. SAMUEL LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

ERNEST JONES LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

LESLIE DAVIS LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

CHECKBURY LIMITED, as a Guarantor

By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Director

SIGNET US HOLDINGS, INC., as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Vice President and Assistant Treasurer

SIGNET U.S. SERVICES INC., as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

STERLING JEWELERS INC., as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ULTRA STORES, INC., as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

STERLING ECOMM LLC, as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

STERLING JEWELERS LLC, as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SCAMP & SCOUNDREL LLC, as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

STERLING INC., as a Guarantor

By:	/s/ Robert D. Trabucco
	Name:	Robert D. Trabucco
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Diana Vasconez
	Name:	Diana Vasconez
	Title:	Associate

By:	/s/ William Schwerdtman
	Name:	William Schwerdtman
	Title:	Associate

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 4.700% SENIOR NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

4.700% SENIOR NOTES DUE 2024

No. R-[ ]	$[ ]

CUSIP No. 82671A AA1

ISIN No. US82671AAA16

SIGNET UK FINANCE PLC

promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars on June 15, 2024.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: [ ]

SIGNET UK FINANCE PLC

By:
Name: Ronald Ristau
Title: Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Dated: [ ]

Signet UK Finance plc

4.700% Senior Notes due 2024

This security is one of a duly authorized series of debt securities of Signet UK Finance plc, a public limited company incorporated under the laws of England and Wales (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of May 19, 2014 (the “Base Indenture”), duly executed and delivered by and among the Company, each of the Guarantors party thereto and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 19, 2014 (the “First Supplemental Indenture”), by and among the Company, the Guarantors party thereto and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.700%. The Company will pay interest semi-annually on June 15 and December 15 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Security or the date of redemption of this Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no interest shall accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be December 15, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Holder. Parent, the Company or any of their Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “4.700% Senior Notes due 2024”, initially limited to $400,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Signet UK Finance plc, c/o Signet Group Treasury Services Inc., 375 Ghent Road, Akron, OH 44333, Attention of the Treasurer.

5. [Special Mandatory Redemption. If the Zale Acquisition is not consummated, or the Merger Agreement is terminated, in each case, on or prior to February 19, 2015, the Company will be required to redeem, all of the Securities then outstanding on the Special Mandatory Redemption Date at 101% of the aggregate principal amount of the Outstanding Securities, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date. Notice of a Special Mandatory Redemption will be mailed (or otherwise delivered to Holders in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the Trustee and each Holder of the Securities at its registered address. In the event that the Company has insufficient funds to redeem all of the Securities then outstanding on the Special Mandatory Redemption Date, either Parent or SGL shall, on behalf of the Company, redeem all such Securities in accordance with the Indenture.]1

6. Optional Redemption. The Securities will be subject to redemption at the option of the Company on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). If the Company elects to redeem the Securities prior to March 15, 2024, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.35% (35 basis points). On or after March 15, 2024, the Company may redeem the Securities in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. This Security is also subject to redemption to the extent provided in Article XIV of the Base Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such Redemption Price and accrued interest with respect to any such Security or portion thereof.

The Company shall not be required to make sinking fund payments with respect to the Securities.

7. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities pursuant to Section 1.1(6) of the First Supplemental Indenture or Section 14.01 of the Base Indenture, the Company shall make an offer to each Holder to repurchase all or any part (in excess of $2,000 and integral multiples of $1,000) (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of such Holder’s Securities pursuant to Section 1.4(4)(b) of the First Supplemental Indenture (the

[1]	Include only in Notes of this series issued prior to a Special Mandatory Redemption Event.

“Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the date of repurchase. Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail (or otherwise deliver to Holders in accordance with the procedures of DTC), a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture and, for so long as the Securities are listed on the Luxembourg Stock Exchange, at Deutsche Bank Luxembourg S.A., WM Operations Luxembourg, 2, Boulevard Konrad Adenauer, 1115 Luxembourg, Luxembourg. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Security, or for any issue of new Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture). If the Securities are to be redeemed, the Company will not be required: (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing (or otherwise delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing or other delivery; (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) to register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

10. Repayment to the Company or the Guarantors. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof.

11. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Holders of the Securities; provided, however, that no such supplemental indenture, without the consent of the Holders of each Security then Outstanding and affected thereby, shall: (i) change the stated maturity of the principal of, or installment of interest on, any Security; (ii) reduce the principal amount of, or the rate of interest on, any Security; (iii) reduce any premium, if any, payable on the redemption or required repurchase of any Security or change the date on which any Securities may be redeemed or required to be repurchased; (iv) change the coin or currency in which the principal of, premium, if any, or interest on any Securities is payable; (v) impair the right of any Holder of any Security to institute suit for the enforcement of any payment on or after the stated maturity of any Securities; (vi) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required to amend, modify or supplement the Indenture; (vii) modify any of the provisions of Section 4.06 or Section 6.06 of the Base Indenture, except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (viii) modify any of the provisions of Section 9.02 of the Base Indenture. Notwithstanding anything in Indenture to the contrary, from and after the time a Change of Control Offer is required to have been made and until the Company repurchases all Offered Securities or portions of Offered Securities properly tendered in accordance with the Indenture, no amendment, modification or waiver or supplemental indenture shall be entered into pursuant to Article IX of the Base Indenture which shall have the effect of reducing any premium, if any, payable on the redemption or required repurchase of any Security or changing the date on which any Securities may be required to be repurchased, in each case without the consent of the Holder of each Outstanding Security affected thereby. The Base Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, on behalf of all of the Holders of the Securities, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security. Any such consent or waiver by the registered Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

12. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities by written notice to the Company may declare the principal, and premium, if any, and accrued and unpaid interest on, all Securities to be due and payable. Upon this declaration, principal and premium, if any, and interest will be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture with respect to the Securities occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

13. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or any Guarantor or of any predecessor or successor corporation, either directly or through the Company or the Guarantors or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the Obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or any Guarantor or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of such Securities.

15. Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Holder of this Security by the Guarantors, as provided in the Indenture.

18. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Base Indenture.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security (including the terms of the Guarantees therein) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature
Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, check the box:

☐ 1.4(4) Change of Control Repurchase Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(4) of the First Supplemental Indenture, state the amount: $ .

Date:
Your Signature:
(Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)